Exhibit 99.1

Exicure Appoints Dr. Bali Muralidhar of Abingworth LLP and Bosun Hau of Tybourne Capital Management to its Board of Directors

CHICAGO & CAMBRIDGE, Mass. – August 7, 2019 – Exicure, Inc. (Nasdaq: XCUR), a pioneer in gene regulatory and immunotherapeutic drugs utilizing spherical nucleic acid (SNA™) constructs, today announced the appointment of Dr. Bali Muralidhar, a partner at Abingworth LLP, and Mr. Bosun Hau, a managing director and co-head of private equity at Tybourne Capital Management, to its Board of Directors.

“We are excited to welcome two high caliber leaders like Dr. Muralidhar and Mr. Hau to our board,” said Dr. Chad Mirkin, Ph.D., chairman of the board of Exicure. “Their insight and experience will greatly benefit our strategic priorities and growth as we advance our ongoing clinical programs and expand into new therapeutic areas.”

Bali Muralidhar, M.D., Ph.D., has more than 15 years’ experience in healthcare across a range of functions and currently serves as partner at Abingworth LLP, an international investment group dedicated to life sciences. Prior to joining Abingworth, Dr. Muralidhar was a senior partner at MVM Partners LLP. Prior to MVM, he was a member of Bain Capital’s leverage buyout team, focusing on healthcare. He earned a degree in clinical medicine from the University of Oxford and has a Ph.D. in translational cancer research from the MRC Cancer Cell Unit, University of Cambridge.

"Exicure has developed a new class of genetic medicines with a differentiated platform for oligonucleotide drugs. The SNA technology opens possibilities for DNA and RNA therapies in tissues other than the liver. I am pleased to be joining the board during this important time and to work with such a high-quality team,” said Dr. Muralidhar. “Abingworth is delighted to have led Exicure’s recent oversubscribed financing, which will help enable the company to advance its rich pipeline of development candidates and bring much needed therapies to unserved patients globally.”

Bosun Hau brings more than 15 years of life science experience to Exicure’s board with a focus on emerging growth stage companies. Previously, Mr. Hau served as managing director and partner at Sailing Capital. He also served as a partner at MVM Partners and as a consultant with McKinsey & Company. Prior to McKinsey, he was part of GlaxoSmithKline’s corporate venture group and has also served as an equity research analyst covering the medical device and pharmaceutical industries for JP Morgan and Prudential. Mr. Hau received a B.S. in Molecular and Cellular Biology, a B.S.H.S. in Physiological Sciences and a B.A. in Psychology from the University of Arizona, an M.Sc. in Biotechnology from Johns Hopkins University and an M.B.A in Finance and Health Management from the Wharton School at the University of Pennsylvania.

“I look forward to working with the Exicure board and management team to bring additional strategic perspective to their pipeline and advance innovative drug candidates from discovery through development to benefit patients,” said Mr. Hau.

About Exicure, Inc.
Exicure, Inc. is a clinical-stage biotechnology company developing therapeutics for immuno-oncology, inflammatory diseases and genetic disorders based on our proprietary Spherical Nucleic Acid, or SNA technology. Exicure believes that its proprietary SNA architecture has distinct chemical and biological properties that may provide advantages over other nucleic acid therapeutics and may have therapeutic potential to target diseases 2 not typically addressed with other nucleic acid therapeutics. Exicure's lead program is in a Phase 1b/2 trial in patients with advanced solid tumors. Exicure is based outside of Chicago, IL and in Cambridge, MA. www.exicuretx.com

Forward Looking Statements
This press release contains forward-looking statements (including within the meaning of Section 21E of the United States Securities Exchange Act of 1934, as amended, and Section 27A of the United States Securities Act of 1933, as amended) concerning the Company, the Company’s technology, potential therapies, and other matters. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “may,” “will,” “should,” “would,” “expect,” “plan,” “believe,” “intend,” “look forward,” and other similar expressions among others. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: unexpected costs, charges or expenses that reduce cash runway; that Exicure’s pre-clinical or clinical programs do not advance or result in approved products on a timely or cost effective basis or at all; the cost, timing and results of clinical trials; that many drug candidates that have completed Phase 1 trials do not become approved drugs on a timely or cost effective basis or at all; the ability to enroll patients in clinical trials; possible safety and efficacy concerns; regulatory developments; and the ability of Exicure to protect its intellectual property rights. Risks facing the Company and its programs are set forth in the Company’s filings with the SEC. Except as required by applicable law, the Company undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Media Contacts:

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Karen Sharma
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